EXHIBIT 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of TeleNav, Inc.

Date: February 10, 2016

MENLO VENTURES X, L.P.			MENLO ENTREPRENEURS FUND X, L.P

By:		MV Management X, L.L.C.	By:		MV Management X, L.L.C.
		its general partner			its general partner

	By	/s/ Douglas C. Carlisle		By	/s/ Douglas C. Carlisle
		Managing Member			Managing Member

MMEF X, L.P

By:		MV Management X, L.L.C.
its general partner

	By	/s/ Douglas C. Carlisle
Managing Member

MV MANAGEMENT X, L.L.C.

		/s/ Henry D. Montgomery			/s/ John W. Jarve
		Henry D. Montgomery			John W. Jarve

		/s/ Douglas C. Carlisle			/s/ Sonja H. Perkins
		Douglas C. Carlisle			Sonja H. Perkins

		/s/ Mark A. Siegel			/s/ Pravin A. Vazirani
		Mark A. Siegel			Pravin A. Vazirani

/s/ Shawn T. Carolan
Shawn T. Carolan